U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         ALPHA WIRELESS BROADBAND, INC.
               (Exact name of registrant as specified in charter)

              Nevada                                             33-0845463
  (State or other jurisdiction                                 (I.R.S. Employer
 of incorporation or organization)                           Identification No.)

                                                      Marc R. Tow, Esq.
                                    .           Marc R. Tow & Associates APC
       10120 S. Eastern Avenue, #200            3920 Birch Street, Suite 102
          Henderson, Nevada 89052                  Newport Beach, CA 92660
              (775) 588-2387                          (949) 975-0544
  ---------------------------------          ---------------------------------
     (Address and telephone number of           (Name, address and telephone
 Registrant's Principal Executive Offices)       number of agent for service)

                  2005 Employees and Consultants Stock Plan I
                  -------------------------------------------
                            (Full title of the plan)

                        Copies of all communications to:
                          Marc R. Tow & Associates, APC
          3920 Birch Street, Suite 102, Newport Beach, California 92660
                Telephone (949) 975-0544 Facsimile (949) 975-0547

                        Calculation of Registration Fee

                                   Proposed
                                    maximum     Proposed
Title of                           offering      maximum      Amount of
securities to     Amount to be     price per    offering    registration
be registered      registered        share        price          fee

Common Stock,
par value
0.001          1,500,000,000(1)  $ 0.0001(2)  $150,000(2)  $     23.54


(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) The proposed maximum offering price per share of Common Stock and the proposed maximum aggregate offering price are calculated solely for the purpose of determining the registration fee pursuant to Rule 457(h) under the Securities Act of 1933. The fee for the shares being registered is based upon the closing bid price of the Common Stock on March 1, 2005, as reported on the OTC Bulletin Board.


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                                TABLE OF CONTENTS
                                -----------------

PART  I  INFORMATION  REQUIRED  IN  SECTION  10(A)  PROSPECTUS
--------------------------------------------------------------
  Item  1.  Plan  Information
  ---------------------------
  Item  2.  Registrant  Information  and  Employee  Plan  Annual  Information
  ---------------------------------------------------------------------------
PART  II  INFORMATION  REQUIRED  IN  THE  REGISTRATION  STATEMENT
-----------------------------------------------------------------
  Item  3.  Incorporation  of  Documents  by  Reference
  -----------------------------------------------------
  Item  4.  Description  of  Securities
  -------------------------------------
  Item  5.  Interests  of  Named  Experts  and  Counsel
  -----------------------------------------------------
  Item  6.  Indemnification  of  Directors  and  Officers
  -------------------------------------------------------
  Item  7.  Exemption  for  Registration  Claimed
  -----------------------------------------------
  Item  8.  Exhibits
  ------------------
  Item  9.  Undertakings
  ----------------------
SIGNATURES
----------
EXHIBIT  4
----------
EXHIBIT  5
----------
EXHIBIT  23.1
-------------
EXHIBIT  23.2
-------------
EXHIBIT  24
-----------

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM  1.  PLAN  INFORMATION

See  Item  2  below.

ITEM  2.  REGISTRANT  INFORMATION  AND  EMPLOYEE  PLAN  ANNUAL  INFORMATION

The documents containing the information specified in Part I, Items 1 and 2, will be delivered to each of the participants in accordance with Form S-8 and Rule 428 promulgated under the Securities Act of 1933. The participants shall be provided a written statement notifying them that upon written or oral request they will be provided, without charge, (i) the documents incorporated by reference in Item 3 of Part II of the registration statement, and (ii) other documents required to be delivered pursuant to Rule 428(b). The statement will inform the participants that these documents are incorporated by reference in the Section 10(a) prospectus, and shall include the address (giving title or department) and telephone number to which the request is to be directed.

A copy of any document or part hereof incorporated by reference in this Registration Statement but not delivered with this Prospectus or any document required to be delivered pursuant to Rule 428(b) under the Securities Act will be furnished without charge upon written or oral request. Requests should be addressed to 10120 S. Eastern Avenue, #200 Henderson, Nevada 89052.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM  3.  INCORPORATION  OF  DOCUMENTS  BY  REFERENCE

The following documents filed by the Company under the Securities Exchange Act of 1934 (the "Exchange Act") are incorporated herein by reference:

(a) The Registrant's latest annual report on Form 10-KSB and any amendments thereto for the fiscal year ended June 30, 2004.

(b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the financial statements contained in the Form 10KSB and any amendments thereto referred to in (a) above.

In addition, all documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in a subsequently filed document which is also incorporated by reference herein modified or superseded such statement.

ITEM  4.  DESCRIPTION  OF  SECURITIES

Not  applicable.

ITEM  5.  INTERESTS  OF  NAMED  EXPERTS  AND  COUNSEL

No named expert or counsel was hired on a contingent basis, will receive a direct or indirect interest in the small business issuer, or was a promoter, underwriter, voting trustee, director, officer, or employee of the Registrant.

ITEM  6.  INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS

The Company's Bylaws and the Nevada Corporation Law provide for indemnification of directors and officers against certain liabilities. Officers and directors of the Company are indemnified generally against expenses actually and reasonably incurred in connection with proceedings, whether civil or criminal, provided that it is determined that they acted in good faith, were not found guilty, and, in any criminal matter, had reasonable cause to believe that their conduct was not unlawful.

The Company's Certificate of Incorporation further provides that a director of the Company shall not be personally liable for monetary damages to the Company or its shareholders for breach of any fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for the unlawful payments of dividends or stock redemption by the Company or (iv) for any transaction from which the director derives an improper personal benefit.

ITEM  7.  EXEMPTION  FROM  REGISTRATION  CLAIMED

Not  applicable.

ITEM  8.  EXHIBITS

The Exhibits required by Item 601 of Regulation S-B, and an index thereto, are attached.

ITEM  9.  UNDERTAKINGS

The  undersigned  Company  hereby  undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other that the payment by the Company of expenses incurred or paid by a director, officer, or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person of the Company in the successful defense of that action suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on March 1, 2005.


                                                 ALPHA WIRELESS BROADBAND, INC.

                                                 /s/ Albert R. Reda
                                                 ------------------
                                                 Albert R. Reda

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

ALPHA WIRELESS BROADBAND, INC.

/s/  Albert  R.  Reda
---------------------
Albert  R.  Reda,  President
Date:  March  1,  2005

The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach,State of California, on January 12, 2005.

2005  Employees  and  Consultants  Stock  Plan  IV

By:  /s/ Albert  R.  Reda
     --------------------
Albert R. Reda, Chairman of the Board of Directors


                            SPECIAL POWER OF ATTORNEY

The undersigned constitute and appoint Albert R. Reda their true and lawful attorney-in-fact and agent with full power of substitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Form S-8 Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the U.S. Securities and Exchange Commission, granting such attorney-in-fact the full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorney-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated:


       Signature                Title                  Date

/s/  Albert  R.  Reda  Chief Executive Officer/    March 1, 2005
---------------------    Secretary/ Treasurer/
   Albert R. Reda              Chairman

EXHIBIT  INDEX

Exhibit
   No.   Description

4        2005 Employees and Consultants Stock Plan IV, dated March 1, 2005
        (filed herewith).

5        Opinion  Re:  Legality  (filed  herewith).

23.1     Consent  of  Accountants  (filed  herewith).

23.2     Consent  of  Counsel  (included  in  Exhibit  5).

24       Special  Power  of  Attorney  (see  signature  page).


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